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                                                                  EXHIBIT 10.10C

[LETTERHEAD OF THIRTEEN.WNET APPEARS HERE]


June 18, 1999

Mr. Val Landi
Vice President, Marketing
Look Smart
487 Bryant Street
San Francisco, CA 94107

Dear Mr. Landi:

This Agreement, made as of the 18/th/ day of June 1999, will confirm our mutual understanding with respect to a Grant of Two Million One Hundred Thousand Dollars ($2,100,000) by Look Smart ("Look Smart") to Educational Broadcasting Corporation ("EBC") for the production of the television series presently entitled MASTERCHEF USA (the "Series"), to be distributed nationally to public television stations by the Public Broadcasting Service ("PBS"). The parties agree as follows:

1.   The Term: The Grant for the
Series is for a period of five years (i.e.
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     2000-2005) commencing in May, 2000. Either party may terminate this
     Agreement as of May, 2003, by giving written notice to the nonterminating party on or before November 1, 2002. If this Agreement continues for the fourth broadcast year, either party may terminate this Agreement as of May, 2004, by giving written notice to the nonterminating party on or before November 1, 2003.

2.   The Series:
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     (a)  Description:
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          (i)    Each broadcast year of the Series will consist of not less than thirteen (13) half-hour weekly broadcasts featuring a competition to find the best amateur chef in the USA.
          (ii)   EBC contemplates producing a one (1) hour special broadcast
                 (the "Special") for the Series which may be broadcast in addition to the thirteen (13) broadcasts referred to in Section

  2(a)(i) above, or in lieu of, one of the said broadcasts. In the event that EBC produces the Special, some portion of the Grant shall be applied to it and Look

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               Smart shall receive underwriting credit for the Special in accordance with the terms and conditions of this Agreement. Nothing herein shall be deemed to require EBC to produce the Special.

     (b)  Distribution and Scheduling: It is anticipated that the Series will be
          ---------------------------
          distributed by PBS to local television stations throughout the United States in April, 2000. It is expressly understood that local scheduling and broadcast of the Series is within the sole discretion of local television stations, and that the same applies to EBC's local scheduling. EBC will notify, and will cause PBS to notify, all PBS stations of Look Smart's partial national funding and request that any local funders not be from businesses competitive with Look Smart, namely, Internet Search engine/directory companies. Local funders on EBC's facilities will not be competitive with Look Smart.

3.   The Grant: Look Smart, as partial national funder, will pay EBC the sum
     ---------
     total of Two Million One Hundred Thousand Dollars ($2,100,000 for the production and presentation of the Series. The Series will also be supported by other corporations, government, foundations, individuals and public television sources, provided they are not businesses competitive with Look Smart.

4.   Payment:
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     (a)  Look Smart will make payment to EBC of the Grant as follows:

          2000-2001
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          One Hundred Five Thousand Dollars ($105,000) on contract signing;

          One Hundred Five Thousand Dollars ($105,000) on the date of PBS' first transmission of the Series;

          One Hundred Five Thousand Dollars ($105,000) no later than three months after the date of PBS' first transmission of the Series;

          and, One Hundred Five Thousand Dollars ($105,000) no later than six months after the date of PBS' first transmission of the Series;

          2001-2005
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          Two Hundred Ten Thousand Dollars ($210,000) on the date of PBS' first transmission of the Series in each broadcast year;

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          One Hundred Five Thousand Dollars ($105,000) no later than three months after the date of PBS' first transmission of the Series in each broadcast year;

          One Hundred Five Thousand Dollars ($105,000) no later than six months after the date of PBS' first transmission of the Series in each broadcast year.

          All payments shall be made to Educational Broadcasting Corporation, 450 West 33/rd/ Street, New York, NY 10001. Attention: Thomas A. Conway, Treasurer.

     (b)  Nothing herein shall be deemed to require EBC to produce the Series.

     (c) In the event that the Series is terminated before the end of the scheduled broadcast period in any broadcast year during the Term, EBC and Look Smart will negotiate in good faith as to an appropriate reduction in the Grant for that year, and no payments for subsequent years will be due.

5.   Underwriting Credit:
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     (a)  Each program in the Series, including any and all repeat broadcasts, during the Term, will carry an underwriting credit, not to exceed fifteen seconds (:15) in length, at the beginning and conclusion, in both audio and visual form, stating that Look Smart helped make the Series possible, in part, by its Grant. Look Smart's announcement will appear before that of any other underwriter. All underwriting credits are subject to FCC regulations, PBS and EBC guidelines, and are subject to approval by EBC and PBS.

     (b) Look Smart will be responsible for all the costs of producing such underwriting credits and understands that public television stations will have the right to repeat a program in the Series, including the Look Smart credits, for a period of up to two (2) years after the initial release of the program by PBS. Look Smart will deliver the completed and fully-approved credit to EBC in Beta format no later than twelve weeks before the scheduled release of the first program of each broadcast year.

6.   Promotion/Advertising:
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     (a)  EBC and Look Smart will make a joint announcement of Look Smart's funding of the Series. Look Smart will also have recognition on all promotional and press materials for the Series that are created or controlled by EBC. Inadvertent failure to identify Look Smart in any particular instance will not be a breach of this Agreement.

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     (b)  EBC will assign a client service person as a liaison to Look Smart in connection with the implementation of this Agreement.

     (c) EBC will cause PBS to provide a hot link to the Look Smart site at the PBS website www.pbs.org.
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     (d)  Look Smart may make reference to its role as an underwriter of the
          Series in program promotion and institutional promotion provided that Look Smart affords EBC prior approval of any and all promotional materials. Look Smart will not act in any manner so as to express or imply institutional endorsement by EBC, its officers and employees, or others who appear on or are connected with the Series, without the prior permission of such parties.

7.   Representation, Warranty and Indemnity:
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     (a)  Look Smart represents and warrants, with respect to any material or information which it provides in connection with the underwriting credit, or for advertising or promotion of the Series, that it will obtain the necessary permissions and releases and that the use of such material or information as contemplated by this Agreement will not violate or infringe upon the personal or proprietary rights of any third parties. EBC represents and warrants, with respect to any material or information which it provides in connection with the underwriting credit or for advertising or promotion of the Series, that it will obtain the necessary permissions and releases and that the use of such material or information will not violate or infringe upon the personal or proprietary rights of any third parties.

     (b) Look smart will at all times indemnify, defend and hold EBC, its trustees, officers and employees, harmless from and against any and all claims, damages, costs, liabilities and expenses, including reasonable attorney's fees, arising out of or in connection with any breach or alleged breach of any warranty, representation, obligation, undertaking or agreement made by Look Smart herein. EBC will at all times indemnify, defend and hold Look Smart, its subsidiaries, affiliates, officers and employees, harmless from and against any and all claims, damages, costs, liabilities and expenses, including reasonable attorney's fees, arising out of or in connection with (i) any breach or alleged breach of any warranty, representation, obligation, undertaking or agreement made by EBC herein, and (ii) all content, production, distribution and broadcast of the programs in the Series.

     (c) The parties agree that notwithstanding anything to the contrary set forth above, neither party will be liable for indirect, special or consequential damages even in the event that the party being charged was advised of the possibility of same.

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8.   Miscellaneous:
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     (a)  This Agreement is governed by the laws of the State of New York applicable to contracts entered into and to be fully performed therein. Any and all matters of dispute of any nature whatsoever arising out of, or in any way connected with this Agreement, or the relationship between the parties hereto, will be subject to determination only by the Federal or State courts located in the State of New York, within the County of New York. Look Smart and EBC hereby consent and submit to the jurisdiction of such courts.

     (b) Nothing herein shall be deemed to create any association, partnership, or joint venture between EBC and Look
Smart.

     (c) Neither party shall assign its rights or obligations hereunder without the written consent of the other party.

     (d) All notices given by either party under this Agreement must be in writing and sent postage pre-paid to the other party at its address given above, with notices to EBC sent with a courtesy copy to the Office of General Counsel.

     (e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified except in writing signed by the parties.

If the foregoing accords with your understanding, please so indicate by signing below at the place indicated.

Very truly yours,                       Accepted and Agreed:

EDUCATIONAL BROADCASTING                LOOK SMART
CORPORATION

By: /s/ Thomas A. Conway,               By: /s/ Val Landi
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        Thomas A. Con
way, VP & CPO

Date:   7-7-99                           Date:   6/28/99
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